EXHIBIT  11





                            STANFORD MANAGEMENT LTD.

                   Statement re: Computation of Share Earnings



Stanford  has  2,358,500  common  shares  outstanding  as at August 31, 2003 (*)


     Accumulated  loss    as  at  August  31,  2003          $   98,072
                                                               --------

     Loss  per  share  -  based  on  outstanding  shares     $   0.0416
                                                               --------




(*)     There  have  been  no  shares  issued  since  August  31,  2003.